U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2014

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
(Address of principal executive offices)

(514) 764-9698
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2014, we entered into a Manufacturing Services Agreement with Lonza Ltd. and Lonza Sales Ltd., (hereinafter jointly referred to as “Lonza”) of Basel, Switzerland (the “Lonza Agreement”), whereby we engaged Lonza to be the manufacturer of our Adva-27a anticancer drug.  Lonza has the expertise and worldwide reputation in the evaluation, development and manufacturing of medical products, including new drugs.  Lonza has the assets for the manufacturing of our Adva-27a for clinical supply and commercialization from grams to tons scale.  The Lonza Agreement is effective November 10, 2014 and has a term of 5 years, and may be extended or terminated earlier as provided in the Lonza Agreement.  Delivery of an initial batch for product validation is expected 18 weeks following receipt of the Purchase Order.  The cost is estimated to be 145,550 CHF (approximately $139,700 USD).

Pursuant to the terms of the Lonza Agreement, Lonza will manufacture our drug in accordance with current Good Manufacturing Practices (“cGMP”) in compliance with the regulations applicable in the U.S., Europe and other agreed countries elsewhere around the world relating to the manufacturing of medicinal products for human use.  Lonza will build a master drug file for our Adva-27a drug and will have it ready for filing with regulatory authorities as may be required to secure ultimate drug approval.    Kilogram level cGMP manufacturing for clinical trials shall commence following completion and testing of the initial product validation batch.  Lonza is also responsible for procuring all required raw materials to prepare the batches, at our cost.  The Agreement provides for us to maintain one representative of our Company at their facility during the manufacturing process.  Quality assurance and control is the responsibility of both Lonza and us during the process.

We have the right to inspect, test and approve all batches to insure compliance with the manufacturing specifications, which is required to be completed within 30 days after release of a batch.  In the event of a dispute regarding compliance with the manufacturing specifications, the dispute will be resolved ultimately by independent analysis and testing.

The Lonza Agreement contains customary warranties and disclaimers, confidentiality provisions as well as mutual indemnifications common in agreements of this type.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the execution of the Lonza Agreement described above is attached as Exhibit 99.5 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

No.           Description

99.5           Press Release Announcing Agreement with Lonza

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC.

Dated: November 19, 2014	By:	/s/ Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer